Exhibit 2.8

                         CORPORATE GOVERNANCE AGREEMENT

     THIS CORPORATE GOVERNANCE AGREEMENT is made and entered into as of __________, 2007 (this "Agreement"), by and among (i) DGSE Companies, Inc., a Nevada corporation (together with its successors and permitted assigns, "DGSE"),
(ii) Stanford International Bank, Ltd., a company organized under the laws of Antigua and Barbuda (together with its successors and permitted assigns, "SIBL"), and (iii) Dr. L.S. Smith, an individual resident of the State of Texas (together with his heirs and assigns, "Smith" and, together with SIBL, the "Stockholders").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, DGSE, its wholly-owned subsidiary, DGSE Merger Corp., a Delaware corporation ("Merger Sub"), Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) ("Superior"), and SIBL, as stockholder agent, made and entered into that certain Amended and Restated Agreement and Plan of Merger and Reorganization as of January 6, 2007 (as amended, modified or supplemented from time to time, the "Merger Agreement");

     WHEREAS, the Merger Agreement provides for the merger of Superior with and into Merger Sub, with Superior as the surviving company and a wholly-owned subsidiary of DGSE (the "Merger");

     WHEREAS, pursuant to the Merger, all outstanding capital stock of Superior may be exchanged for shares of common stock, par value $0.01 per share, of DGSE (the "DGSE Common Stock"), subject to the terms and conditions set forth in the Merger Agreement;

     WHEREAS, SIBL is currently the largest stockholder of Superior and Smith is currently the largest stockholder of DGSE;

     WHEREAS, the stockholders of Superior and DGSE need to approve the Merger Agreement in order for the Merger to be consummated and Smith and SIBL desire to induce each other to support and approve the Merger Agreement and to enter into support agreements in relation thereto; and

     WHEREAS, Smith and SIBL desire to establish in this Agreement certain terms and conditions concerning the post-Merger board of directors of DGSE (the "DGSE Board").

                                A G R E E M E N T
                                -----------------

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto (collectively, the "Parties"), intending to be legally bound, hereby agree as follows:

     1. Certain Definitions. Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them below:

     "Affiliate" means, with respect to any specified Person, (1) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person who is a director, officer, managing member or general partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, of the specified Person or a Person described in clause (1) next above, (3) another Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (4) another

Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) if applicable, any member of the Immediate Family of the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Associate" shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act (or any successor regulation thereto).

     "Beneficially Own" means, with respect to any Person, any securities:

             (a) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise;

             (b) which such Person or any such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act as such rule is in effect on the date of this Agreement), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed to "Beneficially Own" any security under this subparagraph (b) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding arises solely from a revocable proxy given in response to a public proxy or consent solicitation made by DGSE pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations promulgated under the Exchange Act; or

             (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has an agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (b) next above) or disposing of any voting securities of DGSE; provided, however, that nothing in this subparagraph (c) shall cause a person engaged in business as an underwriter of securities to "Beneficially Own" any securities acquired through such Person's participation in good faith in a firm commitment underwriting under the Securities Act until the expiration of forty days after the date of such acquisition.

The related term "Beneficial Owner" shall have the correlative meaning.

     "Common Stock" means the common stock, par value $0.01 per share, of DGSE, or any capital stock into which such common stock may be converted or exchanged.

     "DGSE Shares" means, with respect to any Stockholder, all shares of DGSE capital stock (or any capital stock into which such capital stock may be converted or exchanged) Beneficially Owned by such Stockholder.

     "Director" means any director on the DGSE Board.

     "Effective Time" means the effective time of the consummation of the Merger.

     "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm, labor organization, unincorporated organization, or other enterprise, association, organization or business entity.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Executive Officer" means an "officer" (as such term is defined in Rule 16a-1(f) promulgated under the Exchange Act on the date hereof) of DGSE.

     "Immediate Family" means, with respect to any individual, such individual's
(i) children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouses, siblings, nieces, nephews, or current or former mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including in each case by adoption, and (ii) any other
individual  sharing  such  individual's   household  (other  than  a  tenant  or
employee).

     "Independent Director" means a Director or Nominee (i) who is not and has never been an officer or employee of DGSE, Superior or SIBL or their respective Affiliates or Associates, or of any Entity that derived 5% or more of its revenues or earnings in any of its three most recent fiscal years from transactions involving DGSE, Superior, SIBL or any Affiliate or Associate of any of them, (ii) who has no affiliation, compensation, consulting or contracting arrangement with DGSE, Superior or SIBL or their respective Affiliates or Associates or any other Entity such that a reasonable person would regard such individual as likely to be unduly influenced by management of DGSE, Superior or SIBL, respectively, or their respective Affiliates or Associates, and (iii) who is a Director the DGSE Board has determined, or a Nominee the DGSE Board is reasonably likely to determine, to be "independent" within the meaning of the applicable listing rules of DGSE's principal trading market from time to time and Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) promulgated thereunder.

     "Person" means any (i) individual, (ii) group (within the meaning of Section 13 of the Exchange Act), (iii) supranational, national, federal, state, local, municipal, foreign or other governmental or quasi-governmental authority of any nature (including any legislature, agency, board, body, bureau, branch, department, division, commission, instrumentality, court, tribunal, magistrate, justice or other entity exercising governmental or quasi-governmental powers, or
(iv) any Entity.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Rules" means the rules and regulations promulgated by the SEC under the Securities Act, the Exchange Act or SOX.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SOX" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

     2. Board of Directors.

         2.1 Nominations. From and after the Effective Time, (i) for so long as SIBL shall Beneficially Own at least 15% of the outstanding shares of Common Stock as of the record date for the applicable meeting at which directors are to be elected to the DGSE Board, SIBL shall have the right to nominate up to two Independent Directors for election to the DGSE Board, (ii) for so long as Smith shall Beneficially Own at least 10% of the outstanding shares of Common Stock as of the record date for the applicable meeting at which directors are to be elected to the DGSE Board, Smith shall have the right to nominate up to two Independent Directors for election to the DGSE Board, (iii) for so long as Smith is an executive officer of DGSE, Smith shall have the right to be nominated for election to the DGSE Board, and (iv) as long as William H. Oyster ("Oyster") is an executive officer of DGSE, Oyster shall have the right to be nominated for election to the DGSE Board (all of the foregoing six nominees, collectively, the "Nominees"). All Nominees shall be individuals at least 18 years of age.

         2.2 Audit Committee Financial Expert. The Stockholders shall use their reasonable efforts to nominate at least one Independent Director who is qualified as an "audit committee financial expert", as such term is defined for purposes of Item 401(h)(2) of Regulation S-K of the SEC Rules (or satisfies the applicable requirements of any successor rule or regulation thereto).

         2.3 Notice of Elections, Etc. DGSE shall provide to each Stockholder entitled to nominate Nominees hereunder and to each executive officer entitled to be nominated as a Nominee hereunder 15 days prior written notice of any intended mailing of notice to its stockholders for a meeting at which directors are to be elected, and any such Stockholder or executive officer, as the case may be, shall notify DGSE in writing, prior to such mailing, of each Nominee nominated by such Stockholder or whether such executive officer requests to be nominated, as the case may be. If any such Stockholder or executive officer fails to give notice to DGSE as set forth in this Section 2.3, it shall be deemed that the Nominee of such Stockholder then serving as a Director shall be its Nominees for reelection or that such executive officer requests to be nominated, as the case may be.

         2.4 DGSE Solicitation and Voting of Shares. Subject to the applicable fiduciary duties of the DGSE Board, or any applicable committee thereof, and compliance by DGSE and the DGSE Board, or such committee, in good faith with applicable law, including the SEC Rules and the listing rules of DGSE's principal trading market, DGSE and the DGSE Board shall, in connection with any vote or meeting of DGSE stockholders at which directors to the DGSE Board are to be elected, (i) cause each Nominee to be included in the slate of nominees recommended by the DGSE Board to DGSE's stockholders for election as directors, and (ii) use its reasonable efforts to cause the election of each Nominee, including (A) including each Nominee in DGSE's proxy statement (provided such Nominee promptly provides any information DGSE reasonably requests in connection with the preparation of its proxy statement, including a duly completed director's questionnaire in such form as DGSE may reasonably provide to such Nominee), (B) recommending a vote for each Nominee, and (C) soliciting proxies in favor of each Nominee's election to the DGSE Board.

         2.5 SIBL Voting. As long as SIBL Beneficially Owns any Common Stock of DGSE, SIBL shall, in its capacity as a stockholder of DGSE, take all reasonable actions, including voting all DGSE Shares which are Beneficially Owned by SIBL in person or by proxy at any annual or special meeting of DGSE stockholders called for the purpose of voting on the election of directors, or executing a written consent in lieu thereof in respect of such DGSE Shares, to elect (i) Smith as a Director if nominated and then an Executive Officer, and (ii) Oyster as a Director if nominated and then an Executive Officer. SIBL shall take all such other actions, including providing instructions to its nominated Directors and causing its Affiliates and Associates to vote all DGSE Shares respectively owned or controlled by them, as may be required to effectuate the intents and purposes of the foregoing.

         2.6 Non-Qualified Nominees. If the DGSE Board determines in good faith that a Nominee elected as a Director who is required to be an Independent
Director does not qualify as an Independent Director or is otherwise not qualified to serve as a Director pursuant to Section 2.1, the nominating Stockholder shall take all action necessary to cause such Director to resign from office and the DGSE Board may, in compliance with DGSE's Bylaws as in effect from time to time, remove such Director from office.

         2.7 Replacement of Directors. If (i) any Nominee shall fail to be elected as a Director, or (ii) any Nominee elected as a Director shall cease to serve as a Director, whether by virtue of death, resignation (including because such Nominee is required to resign pursuant to the last sentence of Section 2.1), removal or otherwise, before his or her successor has been duly elected and qualified at a meeting of DGSE stockholders at which Directors are to be elected; and in either case a vacancy exists on the DGSE Board, then the Stockholder who had nominated such Nominee or former Director, as the case may be, shall have the right to nominate a replacement Nominee who satisfies the applicable qualifications of such unelected Nominee or former Director, as the case may be, to fill such vacancy within 30 days of the date of such vacancy. In any such case, subject to the applicable fiduciary duties of the DGSE Board, or any applicable committee thereof, and compliance by DGSE and the DGSE Board, or such committee, in good faith with applicable law, including the SEC Rules and the listing rules of DGSE's principal trading market, the remaining Directors shall act to elect such replacement Nominee to fill such vacancy.

     3. Miscellaneous.

         3.1 Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (a) all references in this Agreement to designated "Articles," "Sections" and other subdivisions, or to designated "Exhibits," "Schedules" or "Appendices," are to the designated Articles, Sections and other subdivisions of, or the designated Exhibits, Schedules or Appendices to, this Agreement;

             (b) references to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

             (c) the words "include," "includes," and "including" shall be deemed to be followed by "without limitation";

             (d) the term "or" shall not be exclusive;

             (e) pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;

             (f) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa; and

             (g) the words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         3.2 Titles and Headings. The section and paragraph titles and headings contained herein are inserted purely as a matter of convenience and for ease of reference and shall be disregarded for all other purposes, including the construction, interpretation or enforcement of this Agreement or any of its terms or provisions.

         3.3 Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties. Each of the Parties acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

         3.4 Assignment. None of the Parties may assign any of its rights or interests or delegate any of its duties or obligations under this Agreement without the prior written consent of the other Parties, which consent may be withheld in each Party's sole discretion. Any purported assignment not in full compliance with this Section 3.4 shall be null and void and of no force or effect ab initio. Subject to the sentence next preceding, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and express beneficiaries hereof and their respective heirs, executors, administrators, successors and permitted assigns

         3.5 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the Parties.

         3.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a court, tribunal or other governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, the Parties agree that such governmental body, arbitrator or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         3.7 No Waiver. The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, or any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance. No waiver by any Party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced, and no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

         3.8 Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Dallas, Texas before one arbitrator. The arbitration shall be administered by the Judicial Arbitration and Mediation Services ("JAMS") pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on any award may be entered in any court having jurisdiction. This clause shall not preclude Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party.

         3.9 Specific Performance. The Parties declare that it is impossible to measure in money the damages that would accrue to a Party by reason of another Party's failure to perform any of the obligations hereunder. Each Party therefore consents to an order of specific performance with respect to any of its obligations hereunder. Any Party against whom an order for specific performance is sought hereby waives any claim or defense therein that the moving party has an adequate remedy at law or that money damages would provide an adequate remedy. It shall, however, be the election of the moving party as to whether or not to seek specific performance. An order for specific performance shall be among the remedies that can be granted pursuant to an arbitration instituted under Section 3.8 and enforced by any court of competent jurisdiction. Additionally, solely for the purpose of provisional relief prior to the commencement of the arbitration process provided for in Section 3.8 or pending a determination on the merits pursuant to such arbitration process, any Party may seek from an appropriate court injunctive relief, trustee process, attachments, equitable attachments or similar relief.

         3.10 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) upon receipt if sent via registered or certified mail, return receipt requested, in the U.S. mails, postage prepaid, (ii) when sent if sent by facsimile or email; provided, however, that the facsimile or email is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following delivery to a reputable national courier service for overnight delivery; and in each case, addressed to a Party at the following address for such Party:

         (a) If to DGSE, addressed to it at:

             DGSE Companies, Inc.
             2817 Forest Lane
             Dallas, Texas  75234
             Attn:  Dr. L.S. Smith
             Facsimile:  (972) 772-3093
             Email:  LSSmith1@ClassicNet.net



             with a copy (which shall not constitute notice and which shall not be required for delivery to be effective) to:

             Sheppard, Mullin, Richter & Hampton LLP
             12275 El Camino Real, Suite 200
             San Diego, California  92130-2006
             Attn:  John J. Hentrich, Esq.
             Facsimile:  (858) 509-3691
             Email:  JHentrich@sheppardmullin.com

         (b) If to Smith, addressed to him at:

             Dr. L.S. Smith 519 Interstate 30, #243
             Rockwall, Texas 75087 Facsimile: Email:
             LSSmith1@ClassicNet.net

         (c) If to SIBL, addressed to it at:

             Stanford International Bank Ltd.
             c/o Stanford Financial Group
             6075 Poplar Avenue
             Memphis, Tennessee  38119
             Attn: James M. Davis, Chief Financial Officer
             Facsimile: (901) 680-5265
             Email:  MDavis@StanfordEagle.com
             with a copy (which shall not constitute notice and which shall not be required for delivery to be effective) to:

             Adorno & Yoss LLP
             2525 Ponce de Leon Blvd., Suite 400
             Miami, Florida  33134-6012
             Attn: Seth P. Joseph, Esq.
             Facsimile:  (305) 460-1422
             Email:  spj@adorno.com

Or in each case to such other address, email address or fax number as the Party to whom the notice, request, instruction or other document is given may have previously furnished to the other Parties in writing in the manner set forth in this Section 3.10.

         3.11 Governing Law. This Agreement and the performance of the transactions and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts negotiated, executed and to be performed entirely within such State by residents thereof.

         3.12 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated by this Agreement.

         3.13 Third-Party Beneficiaries. This Agreement is made solely for the benefit of the Parties and their respective permitted successors and assigns, and, except to the extent provided in Section 2 regarding Oyster, no other Person shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.

         3.14 Submission to Jurisdiction; No Jury Trial. Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in any court of competent jurisdiction in the County of Dallas, Texas. ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         3.15 Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

         3.16 Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

        [ THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                       DGSE COMPANIES, INC.


                                       By:
                                          --------------------------------------
                                          Dr. L.S. Smith
                                          Chief Executive Officer


                                       STANFORD INTERNATIONAL BANK, LTD.


                                       By:
                                          --------------------------------------
                                          James M. Davis
                                          Chief Financial Officer


                                       DR. L.S. SMITH

                                       -----------------------------------------